EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-80347 of The Great Atlantic & Pacific Tea Company, Inc. on Form S-3 of our report dated April 29, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Great Atlantic & Pacific Tea Company, Inc. for the year ended February 27, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Parsippany, New Jersey
June 18, 1999